SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2009
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-31909 (Commission File Number)	Not Applicable (I.R.S. Aspen Insurance U.S. Services, Inc. Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
     On April 29, 2009, Aspen Insurance Holdings Limited’s wholly-owned subsidiary Aspen Insurance Limited (“Aspen Bermuda”), and Citibank Europe (“Citi Europe”) replaced an existing letter of credit facility dated October 29, 2008 in a maximum aggregate amount of up to $450 million (the “LOC Facility”) with a new letter credit facility in a maximum aggregate amount of up to $550 million (the “New LOC Facility”). Under the New LOC Facility, Aspen Bermuda will pay to Citi Europe a letter of credit fee (the “LOC Fee”) equal to 0.50% (on an annualized basis) of the New LOC Facility amount, less the principal amount of any undrawn credit on each quarter day. In addition, Aspen Bermuda will pay to Citi Europe a commitment fee (the “Commitment Fee”) equal to 0.25% (on an annualized basis) of the principal amount of any undrawn credit on each quarter day. If at any time during the term of the New LOC Facility, more than 50% of the New LOC Facility amount remains undrawn, Aspen Bermuda will pay to Citi Europe, in addition to the LOC Fee but in replacement of the Commitment Fee, a utilisation fee in an amount equal to 0.50% (on an annualized basis) of the New LOC Facility amount less the principal amount of drawn credit. Aspen Bermuda will also pay interest on the amount drawn by any beneficiary under a credit provided under the New LOC Facility at a rate per annum of LIBOR plus 3% (plus reserve asset costs, if any) from the date of drawing until the date of reimbursement by the Aspen Bermuda.
     The terms of a Pledge Agreement between Aspen Bermuda and Citi Europe (pursuant to an Assignment Agreement dated October 11, 2006) dated January 17, 2006 (as amended by an agreement dated October 29, 2008) (the “Pledge Agreement”) whereby the parties changed the types of securities or other assets that can be acceptable as collateral under the LOC Facility are incorporated within the New LOC Facility.
     All other agreements relating to Aspen Bermuda’s letter of credit facilities with Citi Europe, as previously filed with the SEC on October 13, 2006 or otherwise, remain in full force and effect and are incorporated herein by reference.
     The summary above is qualified by the actual terms of the New LOC Facility which is filed hereto as exhibit 10.1.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant
     The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.
Section 5 — Corporate Governance and Management
Item 5.02 Election of Directors; Compensatory Arrangements of Certain Officers
     At a meeting of the Board of Directors (the “Board”) of Aspen Insurance Holdings Limited (“Aspen” or the “Company”) on April 29, 2009, Mr. Peter O’Flinn was appointed to the Board. The attached press release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information. Following this appointment, Aspen continues to have 12 Directors on its Board. Mr. O’Flinn is a member of the Board’s Audit Committee and Chair of the Corporate Governance and Nominating Committee. The Board has determined that Mr. O’Flinn is an independent Director pursuant to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, although the Company is not currently required to meet such standards as it is a foreign private issuer. The Board has also determined that Mr. O’Flinn is an independent Director pursuant to the SEC regulations applicable to audit committees.

Under Aspen’s Bye-Laws, the appointments of Mr. O’Flinn will be subject to shareholder vote at Aspen’s 2010 Annual General Meeting, at which Mr. O’Flinn will be standing for election as a Class III Director for a three-year term. As a non-executive Director, Mr. O’Flinn is entitled to receive the same fees and benefits as other Aspen non-executive Directors, including for committee appointments. For additional information, please see our Annual Report on Form 10-K for the year ended December 31, 2008.
Director Compensation
     At its meeting held on April 29, 2009, the Board, under the 2006 Stock Incentive Plan for Non-Employee Directors (the “Amended 2006 Stock Option Plan”), approved the grant of 3,165 restricted share units (“RSUs”) to Mr. O’Flinn and each of the non-employee Directors, other than Glyn Jones, the Company’s Chairman. The value of the RSUs to be given to each non-employee Director increased from $50,000 to $75,000 per annum. The date of grant of the RSUs is May 1, 2009 (being the day on which our close period ends following the release of our earnings). With respect to Ms. Hutter, 80% of the RSUs will be issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the Director remaining on the Board, one-twelfth (1/12) of the RSUs will vest on each one month anniversary of the date of grant, with 100% of the RSUs becoming vested on the first anniversary of the grant date. The shares under the RSUs will be paid out on the first anniversary of the grant date, however, RSUs that have vested as at December 31, 2009 will be issued on that date to comply with Internal Revenue Code Section 409A. If a Director leaves the Board for any reason other than “Cause”, then the Director will receive the shares under the RSUs that have vested through the date the Director leaves the Board. Mr. Jones was granted 8,439 RSUs, with a grant date of May 1, 2009, one-third of which vest annually over a three-year period from the date of grant.
Executive Compensation
     At its meeting held on April 28, 2009, the Compensation Committee of the Board approved equity compensation awards for certain executive officers under the Amended 2003 Share Incentive Plan, as amended (the ''Plan’’), with a grant date of May 1, 2009 (being the day on which our close period ends following the release of our earnings).
     The Compensation Committee approved the following compensation with respect to the Company’s Named Executive Officers:

2009
Performance
Shares
under the Plan
Christopher O’Kane, Chief Executive Officer	125,628
Richard Houghton, Chief Financial Officer	41,876
Julian Cusack, Chief Operating Officer	62,814
Brian Boornazian, President, Aspen Re	52,345
James Few, Managing Director, Aspen Re	52,345
     2009 Performance Shares. The performance shares will be subject to a three-year vesting period with a separate annual Return on Equity (“ROE”) test for each year. One-third of the grant will be eligible for vesting each year based on the following formula, and will only be issuable at the end of the three-year period. If the ROE achieved in any given year is less than 7%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e. 33.33% of the initial grant). If the ROE achieved in any given year is between 7% and 12%, then the percentage of the performance shares eligible for vesting in such year will be between 10% and 100% on a straight-line basis. If the ROE achieved in any given year is between 12% and 22%, then the percentage of the performance shares eligible for vesting in such year will be between 100% and 200% on a straight-line basis. Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant (i.e. the ROE was greater than 12% in such year) and the average ROE over such year and the preceding year is less than 7%, then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. If the average ROE over the two years is greater than 7%, then there will be no diminution in vesting and the shares eligible for vesting in such year will vest in accordance with the vesting schedule without regard to the average ROE over the two-year period.
     The summary above of the material terms of the 2009 Performance Shares is qualified by the actual terms of the 2009 Performance Share Award Agreement, which is expected to be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2009.
Item 5.03. Amendments to Articles of Incorporation or Bylaws
     At the Annual General Meeting of Shareholders of the Company held on April 29, 2009 (the “AGM”), the Shareholders approved all of the proposed amendments to the Company’s Bye-Laws described in the Company’s Proxy Statement for the 2009 Annual General Meeting of Shareholders furnished on March 20, 2009 on Form 8-K. The Company’s Amended and Restated Bye-Laws, as revised, are attached to this filing as Exhibit 3.1. The Shareholders also approved the proposed amendments to the Company’s memorandum of association, which are attached to this filing as Exhibit 3.2.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
     On April 29, 2009, Aspen issued a press release announcing the appointment of Mr. Peter O’Flinn to its Board of Directors.
     The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	The following exhibits are filed as part of this report:
3.1	Amended and Restated Bye-Laws of Aspen Insurance Holdings Limited

3.2	Amendments to the Memorandum of Association of Aspen Insurance Holdings Limited

10.1	Letter of Credit Facility between Aspen Insurance Limited and Citibank Europe Plc, dated April 29, 2009.
  The following exhibit is furnished as part of this report:
99.1	Press Release from Aspen Insurance Holdings Limited dated April 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 4, 2009	By: Name:	/s/ Richard Houghton Richard Houghton
	Title:	Chief Financial Officer

5